SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):

April 15, 2003

Commission file number 1-6961

GANNETT CO., INC.
(Exact name of registrant as specified in charter)

Delaware	16-0442930
(State or Other Jurisdiction of Incorporation or Organization of Registrant)	(I.R.S. Employer Identification No.)

7950 Jones Branch Drive, McLean, Virginia	22107-0910
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (703) 854-6000.

Item 7.  Financial Statements and Exhibits

        (c)     Exhibits.

                  99.1     Gannett Co., Inc. Earnings Press Release dated April 15, 2003

                  99.2     Gannett Co., Inc. Statistical Report Press Release dated April 15, 2003

Item 9.  Regulation FD Disclosure

On April 15, 2003, Gannett Co., Inc. announced its consolidated financial results for the first quarter ended March 30, 2003.  On April 15, 2003, the company also issued a press release announcing the company's statistical report for the period and quarter ended March 30, 2003.  Copies of these press releases are furnished with this report as exhibits to Form 8-K.  The information contained in this report on Form 8-K is being furnished pursuant to Item 12 under Item 9 of Form 8-K as directed by the U.S. Securities and Exchange Commission in Release No. 34-47583.

SIGNATURE

Pursuant to requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
Gannett Co., Inc.

Date: April 15, 2003	By:	/s/ George R. Gavagan
George R. Gavagan
Vice President and Controller

Exhibit Index

Exhibit	Description
99.1	Gannett Co., Inc. Earnings Press Release dated April 15, 2003
99.2	Gannett Co., Inc. Statistical Report Press Release dated April 15, 2003